Exhibit 77(Q1): Exhibits

SUBADVISORY AGREEMENT

	This Subadvisory Agreement ("Agreement") is entered into as of December 8, 2004, by and among the MTB Group of Funds, a Delaware statutory trust (the "Trust"), MTB Investment
Advisors, Inc., a Maryland corporation (the
"Adviser"), and NWQ Investment Management
Company, LLC (the "Subadviser").

Recitals:

	The Trust is an open-end investment
 management company registered under the
Investment Company Act of 1940, as amended
(the "1940 Act"), and has thirty-four portfolios, including the MTB Large Cap Value Fund and
MTB Large Cap Value Fund II (individually and collectively, each the "Fund");

	The Trust and the Adviser have
entered into advisory agreements, each dated as of August 22, 2003 (the "Advisory Agreement")
 as amended, pursuant to which the Adviser provides portfolio management services to the Fund and the other portfolios of the Trust;

	The Advisory Agreement contemplates
 that the Adviser may fulfill its portfolio management responsibilities under the
Advisory Agreement by engaging one or more subadvisers; and

	The Adviser and the Board of Trustees
 of the Trust ("Trustees" or "Board") desire to retain the Subadviser to act as sub-investment manager of the Fund and to provide certain other services, and the Subadviser desires to perform such services under the terms and conditions hereinafter set forth.

Agreement:

	NOW, THEREFORE, in consideration of
 the mutual covenants and agreements set forth in this Agreement, the Trust, the Adviser and the Subadviser agree as follows:

1.	Delivery of Documents.  The Trust
and/or the Adviser has furnished the Subadviser with copies, properly certified or otherwise authenticated, of each of the following:

(a)	The Trust's Agreement and Declaration
 of Trust ("Declaration of Trust"), as in effect on the date hereof;

(b)	By-Laws of the Trust as in effect
 on the date hereof;

(c)	Resolutions of the Trustees selecting
 the Subadviser as the sub-investment
manager to the Fund and approving the form of this Agreement;

(d)	Resolutions of the Trustees selecting
 the Adviser as investment adviser to the Fund and approving the form of the Investment
 Advisory Agreement and
resolutions adopted by the initial shareholder
 of the Fund approving the form of
the Investment Advisory Agreement;

(e)	The Advisory Agreement;

(f)	The Trust's current  registration
statement on Form N-1A as filed with the Securities and Exchange Commission ("SEC"), including the Fund's current
prospectus and statement of additional
information (collectively called the
"Prospectus");

(g)	All current written guidelines,
policies and procedures of the Trust, which are applicable to the Fund, the Adviser or the Subadviser and have been approved by the Board of Trustees of the Trust;

(h)	The code of ethics of the Trust
 which has been approved by the Trustees of the Trust in accordance with Rule 17j-1 under the 1940 Act;

(i)	The Adviser's most recent Form
 ADV as filed with the SEC and/or provided to the Adviser's clients (which Form ADV includes, among other things, a description of the Adviser's policies regarding allocation of securities among clients with common investment objectives
, soft dollars and brokerage selection);

(j)	Those provisions of the Adviser's
 Compliance Manual that apply to the Fund;

(k)	A copy of the Adviser's Proxy
 Voting Policies and Procedures; and

(l)	The Trust's Anti-Money Laundering
Policies and Procedures.

	The Adviser will promptly furnish
 the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to any of the foregoing documents. The Adviser will also furnish the Subadviser with copies of all the documents listed on Schedule 1 to this Agreement, and shall promptly notify the Subadviser of any material change in any of the Fund's investment objectives, investment strategies, investment policies, investment restrictions, guidelines or procedures set forth in any of the documents listed in
Schedule 1.  In addition, the Chief
Compliance Officer for the Trust and
the Adviser shall
provide the Subadviser with a
certification that they have adopted
 and approved a compliance
program for the Trust adopted in
accordance with Rule 38a-1 under
the 1940 Act and the
compliance program for the Adviser
adopted in accordance with Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended ("Advisers Act"), respectively.

	The Chief Compliance Officer
for the Subadviser shall provide the
 Trust and the Adviser
with copies of the Subadviser's
Compliance Policies and Procedures,
 a summary of its
compliance program, and a
certification that the Subadviser
 has adopted and approved a
compliance program for the
Subadviser in accordance with
Rule 206(4)-7 under the Advisers
Act and such other information
as may be reasonably requested
 in order to permit the Board of
Trustees of the Trust to make
such determinations with respect
 to the Subadviser's compliance
program as may be required under
 Rule 38a-1 under the 1940 Act.
 The Subadviser has furnished
the Adviser with a copy of the
Subadviser's Form ADV most
recently filed with the SEC,
(which
Form ADV includes a description
of the Subadviser's policies
regarding allocation of securities
among clients with common
investment objectives, soft dollars
and brokerage selection) and the
code of ethics established by the
Subadviser pursuant to Rule 17j-1
 under the 1940 Act
("Subadviser's Code of Ethics").
 The Subadviser will promptly
furnish the Adviser with copies
of any amendments to each of
those documents, including
any revisions required by Rule 204A-
1 under the Advisers Act.
The Subadviser will also
provide the Adviser with the
 Subadviser's
approved list of securities
 for equity portfolios and
list of affiliated persons, and any updates or revisions thereto at least monthly.

	The Subadviser will
 also provide the Adviser
and the Fund accountant with
a list and
specimen signatures of the
 parties who are authorized
 to act on behalf of the Subadviser and will promptly notify Adviser in writing of any changes to that list.

2.	Investment Services.
Subject to the oversight of
the Adviser and the Trustees, the
Subadviser will manage the
investments of the Fund on a
discretionary basis, including
the
purchase, retention and
disposition of securities,
 as the Fund's agent and
attorney-in-fact with
full power and authority
in connection with such assets
and in a manner that is (a) consistent
with the investment objectives,
investment strategies, investment
 policies and restrictions of the
Fund as set forth in the Fund's
Prospectus, (b) in conformity with
the 1940 Act, (c) compliant
with the requirements applicable
to regulated investment companies
 under the Internal Revenue
Code of 1986, as amended, and (d)
compliant with all other applicable
federal securities laws
and regulations, instructions and
directions received by the Subadviser
 in writing from the
Adviser or the Board of Trustees,
 and all applicable provisions in
the documents provided to the
Subadviser, pursuant to Section 1
above, as each of the documents may, from time to time, be amended or supplemented.

	The Subadviser will
discharge its duties under this
 Agreement with the care, skill,
prudence, and diligence under
the circumstances then prevailing
that a prudent person acting in
the capacity of an investment
adviser to a registered investment
 Trust and familiar with such
matters would use.

	The Subadviser will,
at its own expense, and subject to the oversight of the Adviser and the Board of Trustees:

(a)	Manage on a discretionary
basis the Fund's investments and
determine from time

to time which securities will
be purchased, retained, sold or
 loaned by the Fund,
and what portion of the Fund's
 assets will be invested or held uninvested as cash.

(b)	Place orders with or
through brokers, dealers or
 issuers in order to effect or

execute portfolio transactions
 for the Fund, subject at all
times to the Subadviser's
duty to (i) use its best efforts
to obtain for the Fund the most
 favorable terms and
best execution of such portfolio
transactions, (ii) comply with any
 policy with
respect to effecting or executing
 portfolio transactions for the
 Fund, as set forth in
the Fund's Prospectus, and (iii)
comply with any written policies and procedures of the Trust, as approved by the
 Board of Trustees from time to time.

In using its best efforts to obtain
 for the Fund the most favorable terms and best execution of portfolio securities, the Subadviser, bearing in mind the
Fund's best
interests at all times, shall consider
 all factors it deems relevant,
including but not
limited to: the price and size of the
transaction, the nature of the market
for the
security, the amount of the commission,
the timing of the transaction, market
prices and trends, the reputation,
experience and financial stability of
the broker
or dealer involved in the transaction,
 and the quality of service rendered by the broker or dealer in other transactions.

Subject to such policies and procedures as
 the Board of Trustees may approve, the
Subadviser may, to the extent authorized by Section 28(e) of the Securities
Exchange Act of 1934, as amended, cause
the Fund to pay a broker or dealer that
provided brokerage and research services
 to the Adviser or the Subadviser an
amount of commission for effecting a
portfolio transaction in excess of the
amount of commission another broker or
dealer would have charged for effecting
that transaction if the Subadviser

determines, in good faith, that
 such amount of
commission is reasonable in
relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the
Subadviser's overall responsibilities
to the Fund or its other advisory clients. To the extent authorized by Section 28(e)
 and the Trust's Board of Trustees, the
Subadviser shall not be deemed to have
acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action.

Subadviser shall not be liable
to the Adviser nor the Trust nor
 the Fund for any
act, conduct or omission of any
broker selected by Subadviser to
provide
transaction or other services to
the Fund, and/or any Fund Series,
provided such
broker was selected with reasonable
care and in accordance with the provisions of this clause (b).

(c)	Submit information relating
 to the valuation of the Fund's securities as the Adviser or the Board may reasonably request.  The Trust, the Fund and
the
Adviser agree and acknowledge that
Subadviser is not a pricing agent for the Fund or the Trust and shall not be liable for any valuation determined
or adopted
by the Trust or the Fund, the Fund's
custodian and/or portfolio accounting agent in accordance with any information provided by the Subadviser, subject to the provisions of Section 10(a).

(d)	Maintain all accounts, books
and records pertaining to the Fund
("Fund's Books
and Records") as are required of an
investment adviser of a registered investment company pursuant to Section 31 of the 1940 Act and the rules and regulations adopted thereunder and by applicable provisions of the Advisers Act, including, without limitation, a daily ledger of such assets and liabilities relating to the Fund, and brokerage and other records of all portfolio transactions for
 the Fund. The
Fund's Books and Records shall be
available for inspection or duplication by the Adviser and the Trust on any day that the Fund is open for business, upon reasonable request, and shall be available for telecopying to the Adviser or the Trust on any such business day.

(e)	Unless otherwise directed
by Adviser in writing, take action,
 in accordance with
Adviser's Proxy Voting Policy, with
respect to matters submitted to a vote of holders of voting securities held in the Fund's portfolio, and provide
Adviser with
information on securities voted by
Subadviser promptly after the vote
 occurs.
Adviser shall be solely responsible
for making all required filings of Form N-PX with the appropriate regulatory bodies.

(f)	From time to time, as the
Adviser or the Trustees may reasonably
request, furnish
the Adviser and to each of the Board
members reports of Fund's securities
transactions and reports on securities
 held in the Fund's portfolio, all in such detail as the Adviser or the Trustees may reasonably request.

(g)	Inform the Adviser and the

Trustees of material or significant
changes in (i)
investment strategy or policies that
 will be employed in managing the Fund's
investments or (ii) key investment
officers of the Subadviser substantially involved in managing the investments of the Fund or (iii) Subadviser's president, chief executive officer, chief financial officer, chief operating
officer or chief
compliance officer, or the persons
 performing the functions of any such office for Subadviser.

(h)	Make its officers and employees
available to meet with the Trustees and the Adviser at such times and with such frequency as the Trustees or the Adviser reasonably request, on due notice to the Subadviser, but at least annually, to review the Fund's investments in light of current and prospective market
conditions.

(i)	Furnish to the Board members
 such information as may be requested by them in writing and as reasonably necessary in order for the Trustees to evaluate this Agreement or any proposed amendments to this Agreement for the purpose of casting a vote pursuant to Section 12 or 13 hereof.

(j)	Furnish to the Adviser such
information as may be requested by
 the Adviser and
reasonably necessary in order for
the Adviser to evaluate this Agreement and the Subadviser's performance hereunder.

(k)	The Subadviser will advise the
 Adviser, and, if instructed by the Adviser, will advise the Fund's custodian on a prompt basis and Fund accountant each day by
electronic communication of each
confirmed purchase and sale of a security for the Fund. Such communication with respect to each security purchased for or sold by the Fund shall provide the following information: the name of the issuer;
the full description of the security
including its class; the amount or number of shares of the security purchased or sold; the market price; commission paid;
government charges; the gross or net
 price of the security; the trade date; the settlement date; the identity of the effecting broker or dealer and, if different, the identity of the clearing broker.

(l)	Cooperate generally with the
Fund and the Adviser to provide information requested by them in the possession of the Subadviser, or reasonably
available to
it, necessary for the preparation
of the registration statement for
 the Fund and all

periodic reports to be filed by
 the Fund or the Adviser with the
SEC, including but
not limited to, Form N-1A, semi-annual
 reports for the Fund on Form N-SAR and
Form N-CSR, proxy voting results
on Form N-PX, portfolio holdings
on Form N-
Q, shareholder communications
 regarding the Fund, proxy materials furnished to holders of shares of the Fund, and filings with state "blue sky" authorities and with United States agencies responsible for tax matters regarding the Fund.

(m)	Allow the Chief Compliance
 Officer of the Trust and the
 Adviser and/or his/her
delegate, representatives of
 the Adviser, internal or external
 auditors of the Trust
and Adviser, and regulators
to visit and audit Subadviser's
operations relating to
Subadviser's services under
 this Agreement as may be reasonably requested, at reasonable times and upon reasonable notice, but at least once annually.

(n)	Deliver instructions or
 directions to the Adviser via
 such written or oral reports as
the Fund's custodian and fund
 accountant may require.
Subadviser shall instruct
all brokers, dealers or other
persons executing orders with
 respect to the Fund to
forward to the Adviser copies
of all brokerage or dealer confirmations promptly after execution of all transactions.

(o)	Comply with all requirements
 of Rule 17j-1 under the 1940 Act,
 including the
requirement to submit its Code of
 Ethics and any material changes
 thereto to the
Trustees for approval, and such
other requirements of Rule 204A-1
 under the
Advisers Act.  The Subadviser will
submit any material change in its
 Code of
Ethics to the Trustees promptly
after the adoption of such change.  The
Subadviser will report at least
quarterly any material violations
 of its Code of
Ethics or related procedures and
 any related sanctions to the
Trustees, and will
provide a written report to the
 Trustees at least annually in
accordance with the
requirements of Rule 17j-1 and
any similar requirements as may be adopted by the SEC under the Advisers Act.
 The Subadviser will also require that its "Access Persons" (as such term is defined in Rule 17j-1 and Rule 204A-1)
provide the Subadviser with quarterly
personal investment transaction reports and initial and annual holdings reports, and otherwise require such of those persons as is appropriate to be subject to the
 Subadviser's Code of Ethics.

(p)	Provide to the Adviser and
the Trust a copy and summary of its compliance program in accordance with Rule 206
(4)-7 under the Advisers Act, and any
material changes thereto, at least
annually.

3.	Expenses Paid by the Subadviser.
  The Subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this
Agreement, the expenses
of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 2, and any other costs and expenses incurred by it in connection with the performance of its duties hereunder.

4.	Expenses of the Fund Not Paid by
the Subadviser. The Subadviser will not be required to pay any expenses of the Fund or any other expenses that this Agreement does not expressly state shall be payable by the
 Subadviser. In particular, and without limiting the generality of the foregoing, the Subadviser will not be required to pay under this Agreement:

(a)	the compensation and expenses of
Trustees and of independent advisers,
independent contractors, consultants,
managers and other agents employed by the Trust or the Fund other than through the Subadviser;

(b)	organization and offering expenses
of the Fund (including out of pocket
expenses);

(c)	legal, accounting and auditing fees
and expenses of the Trust or the Fund;

(d)	the fees and disbursements of
custodians and depositories of the Trust or the Fund's assets, or any fees and expenses of the Fund's administrator, transfer agents, disbursing agents, plan agents and registrars;

(e)	the Fund's interest expenses;

(f)	taxes and governmental fees
assessed against the Trust or the Fund's assets and payable by the Trust or the Fund;

(g)	dues and expenses of each of
the Fund or the Adviser for its respective membership in investment trade organizations;

(h)	cost of insurance relating to
fidelity bond coverage or directors and officers/ errors and omissions coverage for the Fund or the Adviser;

(i)	the cost of preparing, printing
 and mailing Prospectuses, dividends, distributions, reports, notices and proxy materials to shareholders of the Trust or the Fund,
except that the Subadviser shall bear the costs of providing the information referred to in Section 2(l) to the Adviser;

(j)	brokers' commissions and underwriting fees;

(k)	the payments for maintaining the
 Fund's books and records (other than those books and records the Subadviser maintains in connection with the performance
or its duties under this Agreement) and
 any expense associated with calculating
the daily net asset value of the shares
 of the Fund; and

(l)	expenses of any shareholder meetings.


5.	Registration as an Adviser.  The
Subadviser hereby represents and warrants that it is registered with the SEC as an investment adviser, and covenants that it intends to remain so registered for the duration of this Agreement.
  Subadviser shall notify the Adviser immediately in the event that Subadviser ceases to be registered with the SEC as an investment adviser under the Advisers Act.

6.	Compensation of the Subadviser. For
 all services to be rendered, facilities furnished and expenses paid or assumed by the Subadviser as herein provided for the Funds, the Adviser will pay the Subadviser an annual fee equal to 0.45% of the value of the average daily net assets managed by Subadviser during the annual period for which the annual fee is paid. Such fee shall accrue daily and be paid monthly. The "average daily net assets" of the Fund shall be
determined on the basis set forth in the Fund's
 Prospectus or, if not described therein, on such basis as is consistent with Rule 2a-4 and Rule
 22c-1 under the 1940 Act and the regulations promulgated thereunder. The Subadviser will receive a pro rata portion of such monthly fee for any periods in which the Subadviser advises the
 Fund less than a full month. The Subadviser understands and agrees that neither the Trust nor the Fund has any liability for the payment of Subadviser's fee hereunder and that the payment of fees owed to the Subadviser shall be the sole responsibility of the Adviser.

7.	Other Activities of the Subadviser and Its
 Affiliates. It is understood that the services under this Agreement are not exclusive and that nothing in this Agreement shall prevent the Subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or manager for any other person or entity or providing similar services to any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, trustees/directors and employees of the Subadviser and those of its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Subadviser or of its affiliates.

8.	Avoidance of Inconsistent Position.  In
connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its trustees/directors, officers or employees will act as principal or agent or receive any commission, except in compliance with applicable law and the relevant policies and procedures of the Fund.  The
Subadviser shall not knowingly recommend that th e Fund purchase, sell or retain securities of any issuer in which the Subadviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

	Nothing herein contained shall limit or
restrict the Subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fund acknowledge that the Subadviser and its
officers,
affiliates and employees, and its other
clients may at any time have, acquire,
increase, decrease
or dispose of positions in investments
which are at the same time being acquired or disposed of by the Fund. The Subadviser shall have no obligation to acquire with respect to the Fund, a
position in any investment that the
 Subadviser, its officers, affiliates
 or employees may acquire
for its or their own accounts or for
 the account of another client if, in
 the sole discretion of the
Subadviser, it is not feasible or
desirable to acquire a position in such
investment for the Fund.
Nothing herein contained shall prevent
 the Subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while
other funds or clients may
be selling the same security.  The
Subadviser expressly acknowledges and
agrees, however, that
in any of the above described transactions
, and in all cases, the Subadviser
is obligated to fulfill
its fiduciary duty as Subadviser to
 the Fund and it shall require such
of its Access Persons as is
appropriate to comply with the requi
rements of the Subadviser's Code of Ethics.

	When a security proposed to
be purchased or sold for the Fund is
 also to be purchased or
sold for other accounts managed by
the Subadviser at the same time, the
 Subadviser shall make
such purchase or sale on a pro-rata,
 rotating or other fair and equitable
basis so as to avoid any
one account being preferred over any
other account.  The Subadviser shall
 disclose to the
Adviser and to the Trustees the method
 used to allocate purchases and sales among the Subadviser's investment advisory clients.
  It is further understood that the Subadviser may, but shall not be obligated to, aggregate the orders for securities to be purchased or sold.

9.	No Partnership or Joint Venture.
  The Trust, the Fund, the Adviser and
the Subadviser
are not partners of or joint venturers
 with each other and nothing herein
shall be construed so as
to make them such partners or joint
venturers or impose any liability as such on any of them.

10.	Limitation of Liability and
 Indemnification.

(a)	In the absence of (i) willful
misfeasance, bad faith, or gross negligence
 on the part
of the Subadviser or reckless disregard of
its duties, (ii) the failure to disclose to
the Adviser a material fact regarding the
 Subadviser or its investment advisory
services as they relate to the Fund; (iii)
the failure to correct any untrue statement
of a material fact regarding the Subadviser
 made by the Subadviser to the
Adviser, or (iv) the reckless disregard by
the Subadviser of its obligations and
duties under this Agreement, the Subadviser
shall not be subject to any liability to
the Adviser, the Trust or the Fund, any
shareholder of the Fund, or to any person,
firm or organization, for any act or omission
in the course of or in connection with
rendering its services under this Agreement.
 Specifically, the Subadviser shall
not be liable to the Adviser, the Trust or
the Fund for any error of judgment or
mistake of law, subject to the limitations
of Section 17(j) of the 1940 Act.
Nothing herein, however, shall derogate from
the Subadviser's obligations under
federal and state securities laws.  Subadviser
 will maintain a reasonable amount of
fidelity bond insurance coverage and shall
provide evidence of such coverage
upon request of Adviser.
(b)	In the absence of (i) willful misfeasance,
 bad faith or gross negligence on the part
of the Adviser or reckless disregard of its duties,
 (ii) the failure of the Adviser to
disclose in the Prospectus or any filing made with
the SEC with respect to the
Trust, the Fund or the Adviser any material fact;
(iii) the failure by the Adviser to
correct any untrue statement of a material fact
contained in the Prospectus or any
other filing made with the SEC regarding the
Trust, the Fund or the Adviser; or
(iv) the reckless disregard by the Adviser of
its obligations and duties under this
Agreement, Adviser shall not be subject to any
liability to Subadviser for any act
or omission in the course of or in connection
with the Adviser's carrying out its
duties and obligations under this Agreement.
 Specifically, the Adviser shall not
be liable to the Subadviser for any error of
judgment or mistake of law.  Nothing
herein, however, shall derogate from the
Adviser's obligations under federal and
state securities laws.
(c)	Subadviser and Adviser shall each defend,
indemnify and hold harmless the other
party and the other party's affiliates, officers,
 trustees/directors, members,
employees and agents, from and against any claim, loss, liability, judgment, awards, settlements for which prior approval of the indemnifying party is
obtained, damages, deficiency, penalty, cost or
 expense (including without
limitation reasonable attorneys' fees and disbur sements for external counsel) resulting from (i) the reckless disregard of the indemnifying party's obligations and duties hereunder; (ii) willful misfeasance, bad faith or gross negligence on the
part of the indemnifying party, its officers,
 trustees/directors, members,
employees and agents with respect to this Agreement or the Fund or (iii) the failure of the indemnifying party to disclose any material fact or the failure of the indemnifying party to correct any untrue statement of a material fact whether such claim, loss, liability, damages, deficiency, penalty, cost or expense was incurred or suffered directly or indirectly.

(d)	Adviser is liable to, and shall
indemnify, the Fund and the Trust for any acts and omissions of the Subadviser to the same extent the Adviser, under the terms of the Advisory Agreement, is liable to, and must indemnify the Fund and the Trust for
the Adviser's acts and omissions.

(e) 	The indemnification provisions in
Section 10 of the Agreement shall survive the termination of this Agreement.

11.	Assignment and Amendment.
This Agreement may not be assigned
by the Subadviser,
and shall automatically terminate,
 without the payment of any penalty,
 in the event: (a) of its
assignment, including any change in
control of the Adviser or the Subadviser which is deemed to be an assignment under the 1940 Act, or
 (b) that the Advisory Agreement is assigned or terminates for any reason. Trades that were placed prior to such termination will not be canceled; however, no new trades will be placed after notice of such termination is received.
Termination of this Agreement shall not
relieve the Adviser or the Subadviser of any liability incurred hereunder.

	The terms of this Agreement shall
not be changed unless such change is agreed to in writing by the parties hereto and is approved by the affirmative vote of a majority of the Trustees of the Trust voting in person, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such change, and (to the extent required by the 1940 Act) unless also approved at a meeting by the affirmative vote of the majority of outstanding voting securities of the Fund.

12.	Duration and Termination.  This
 Agreement shall become effective as of the date first above written and shall remain in full force and effect for a period of two years from such date, and thereafter for successive periods of one year (provided such continuance is approved at least annually in conformity with the requirements of Section 15 of the 1940 Act) unless the Agreement is terminated automatically as set forth in Section 11 hereof or until terminated as follows:

(a)	The Trust or the Adviser may at
any time terminate this Agreement, without payment of any penalty, by not more than 60 days' prior written notice delivered or mailed by registered mail, postage prepaid, or by nationally recognized overnight delivery service, receipt requested, to the Subadviser. Action of the Trust under this subsection may be taken either by (i) vote of its Trustees, or (ii) the affirmative vote of the outstanding voting securities of the Fund; or

(b)	The Subadviser may at any time
 terminate this Agreement by not less than one hundred twenty (120) days' prior written notice by facsimile or delivered via registered mail, postage prepaid or a nationally recognized overnight delivery service, receipt requested, to the Adviser.

	Termination of this Agreement
 pursuant to this Section shall be without payment of any penalty.

	Fees payable to Subadviser for
 services rendered under this Agreement will be prorated to the date of termination of the Agreement.

	In the event of termination of this
 Agreement for any reason, the Subadviser shall, immediately upon receiving notice of termination or a receipt acknowledging delivery of a notice of termination to Adviser, or such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser, and except for the settlement of securities transactions already entered into for the account of the Fund. In addition, the Subadviser shall deliver copies of the Fund's Books and Records to the Adviser upon request by such means and in accordance with such schedule as the Adviser shall reasonably direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of Fund investment management to any successor to the Subadviser, including the Adviser; provided however that the
 Subadviser shall be permitted to retain at its own expense a separate copy of such records for its own protection and may not disclose such information to other parties unless required to comply with any law, rule, regulation or order of a court or government authority.

13.	Approval of Agreement.  The parties
hereto acknowledge and agree that the obligations of the Trust, the Adviser, and the Subadviser under this Agreement shall be subject to the following condition precedent: this Agreement shall have been approved by the vote of a majority of the Trustees, who are not interested persons of the Trust, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval.

14.	Miscellaneous.

(a)	The captions in this Agreement are
included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or
more counterparts, each of which shall be
 deemed an original, but all of which
together shall constitute one and the same instrument. The obligations of the
Trust and the Fund are not personally
binding upon, nor shall resort be had to be private property of, any of the Trustees, shareholders, officers, employees or
agents of the Trust or the Fund, but only the Fund's property shall be bound. The
Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

(b)	Any information supplied by
the Trust or the Adviser to the Subadviser in connection with the performance of the Subadviser's duties hereunder, or learned by the Subadviser as a result of its position as Subadviser to the Fund, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Subadviser only in connection with the performance of its duties hereunder.
  Any such information in the hands of the Subadviser may be disclosed as necessary to comply with any law, rule,
regulation or order of a court or
government authority.

(c)	Any information supplied by the
 Subadviser to the Trust or the Adviser in connection with the performance of the Subadviser's duties under this Agreement or learned by the Trust or the Adviser as a result of the services provided by the Subadviser under this Agreement, which information is not otherwise in the public domain, is to be regarded as confidential information for use by the Adviser, the Fund and/or its agents only in connection with the Fund and its
investments. Any such information in the hands of either party may be disclosed as necessary to comply with any law, rule, regulation or order of a court or
government authority.

(d)	The Subadviser agrees to submit any
 proposed sales literature (including
advertisements, whether in paper, electronic
 or Internet medium) for the Trust, the
Fund, the Subadviser or for any of its
 affiliates which mentions the Trust, the Fund or Adviser (other than the use of the Fund's name in a list of clients
of the
Subadviser), to the Adviser and to the
Fund's distributor for review and filing with the appropriate regulatory authority prior to public release of any such sales literature; provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales literature for the Trust or the Fund.

(e)	The Trust and the Adviser agree to
 submit any proposed sales literature that mentions the Subadviser (other than identifying the Subadviser as subadviser to the Fund) to the Subadviser for review prior to use and the Subadviser agrees to
promptly review such materials by a
reasonable and appropriate deadline.  The
Trust agrees to cause the Adviser and the Trust's distributor to promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Subadviser of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant regulatory authorities.
Neither the Adviser, nor the Trust nor
the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other
proprietary designations of Subadviser,
its subsidiaries and/or affiliates
(collectively, "Subadviser Marks") in
any advertising or promotional materials without Subadviser's prior written approval, which will not be unreasonably
withheld.  Adviser and Subadviser will
work together to develop mutually
agreeable standards and procedures for
the review of materials bearing Subadviser
Marks to facilitate the efficient creation and use of such advertising or promotional materials.

(f)	All notices, consents, waivers
and other communications under this Agreement must be in writing and, other than notices governed by Section 12 above, will be
deemed to have been duly given when (i)
delivered by hand (with written
confirmation of receipt), (ii) sent by
telecopier, provided that receipt is confirmed by return telecopy and a copy is sent by overnight mail via a nationally
recognized overnight delivery service
(receipt requested); (iii) when received by the addressee, if sent via a nationally recognized overnight delivery service
(receipt requested) or U.S. mail
(postage prepaid), in each case to the
 appropriate
address and telecopier number set
forth below (or to such other address and telecopier number as a party may designate by notice to the other parties):

        	Subadviser:

        	NWQ Investment Management Company, LLC
        	2049 Century Park East
        	Los Angeles, CA  90067
                       	Attention:  General Counsel
                       	Telephone Number:   (310) 712-4022
                       	Facsimile Number:   (310) 712-4121

        	Adviser: 	MTB Investment Advisors, Inc.
                       	100 East Pratt Street, 17th Floor
                       	Baltimore, MD  21202
                       	Attention:  President
                       	Telephone Number:   (410) 986-5650
                       	Facsimile Number:   (410) 986-5660

        	Trust: 		MTB Group of Funds
                       	5800 Corporate Drive
                       	Pittsburgh, Pennsylvania 15237-7010
                       	Attention: Secretary
                       	Telephone Number:  (412) 288-1900
                       	Facsimile Number: (412) 288-8141

(g)	For purposes of this Agreement: (i) "
affirmative vote of a majority of the
outstanding voting securities of the Fund"
 means the affirmative vote, at an
annual meeting or a special meeting of the shareholders of the Fund, duly called and held, (A) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (B) of more than 50% of the outstanding shares of the
Fund entitled to vote at such meeting, whichever is less; and (ii) "interested person" and "assignment" shall have the respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC
under the 1940 Act.

(h)	This Agreement shall be construed in
accordance with the laws of the State of New York and the applicable provisions of the
 1940 Act.

(i)	The provisions of this Agreement are
 independent of and separable from each
other and  no provision shall be affected or
 rendered invalid or unenforceable by
virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

(j)	Subadviser agrees to maintain the security
 and confidentiality of nonpublic
personal information ("NPI") of Fund customers and consumers, as those terms are defined in Regulation S-P, 17 CFR Part 248.
 Subadviser agrees to use and
redisclose such NPI for the limited purposes of
 processing and servicing
transactions; for specific law enforcement and miscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by
the Fund, in each instance in furtherance of fulfilling Subadviser's obligations under this Agreement and consistent with the exceptions provided in 17 CFR
Sections 248.14, 248.15 and 248.13,
 respectively.

(k)	Any question of interpretation of
any term or section of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act or
Advisers Act shall be resolved by reference to such term or provision of the 1940
Act or Advisers Act and interpretation thereof,
 if any, by the United States courts
or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act or Advisers Act. In addition, where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is relaxed by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or
order.

(l)	In the event the Subadviser may
 deem it advantageous to the Fund to place portfolio securities trades for the Fund through
(a) a broker-dealer affiliate of the
subadviser to another portfolio of the Trust; or
 (b) a broker-dealer affiliate of the
subadviser to a discrete portion of the Fund, the Subadviser may engage in such trades under Rule 17a-10 under the 1940 Act without complying with certain
provisions of Rule 17e-1 of the Investment Company
Act of 1940, provided that
Subadviser does not consult with any entity which subadvises any other portfolio of the Trust, or any portion of any such portfolio
("Another Subadvised Fund"),
concerning transactions for the Fund or Another
Subadvised Fund.

(m)	Each of the Adviser and Subadviser represents
and warrants to the other that it has
a business continuity plan designed to restore services as promptly as practical as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

15.	Limitations of Liability of Trustees and
Shareholders of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

IN WITNESS WHEREOF, the parties hereto have
 caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.


MTB GROUP OF FUNDS


By:  /s/ Beth S. Broderick
Name:  Beth S. Broderick
Title:  Vice President


MTB INVESTMENT ADVISORS, INC.


By:  /s/ William F. Dwyer
Name:  William F. Dwyer
Title: President


NWQ INVESTMENT MANAGEMENT
COMPANY LLC


By:  /s/ Darcy A. Gratz
Name:  Darcy A. Gratz
Title:  Vice Presidetn



	SCHEDULE 1

Custody Agreement between the Trust and
the Fund's custodian ("Custodian"), including information as to:
        The Fund's nominee
        The federal tax identification
 numbers of the Fund and its nominee
All routing, bank participant and account
 numbers and other information necessary to provide proper instructions for transfer and delivery of securities to the Fund's account at the Custodian
Name, address, telephone and Fax number
 of the Custodian's employees responsible for the Fund's accounts
        The Fund's pricing service and contact persons

All applicable procedures and guidelines
 adopted by the Board of Trustees or the Adviser regarding management of the Fund, including but not limited to:
        Transactions with affiliated
 persons
        Guidelines for Determining
Fair Value of Securities
        Net Asset Value Correction
Policies and Procedures
        Evaluating the liquidity of
securities
Segregation of liquid assets in
connections with firm commitments and standby commitments
        Derivative contracts and securities
        Repurchase Agreement Guidelines
        Rule 10f-3 (relating to
affiliated underwriting syndicates)
        Rule 17a-7 (relating to
interfund transactions)
        Rule 17e-1 (relating to
transactions with affiliated brokers) and
        Procedures for cash sweep
investments in money market funds
        Monitoring portfolio compliance
        Subadviser supervision
        Daily review of pricing

Any master agreements that the Trust
has entered into on behalf of the Fund, including:
        Master Repurchase Agreement
        Master Foreign Exchange Netting Agreements
        Master Swap Agreements
        Form of Securities Lending Agency Agreement

Other agreements that the Trust has
 entered into on behalf of the Fund, including:
	Investment Advisory Agreement

Other relevant documents, including:
	CFTC Rule 4.5 letter








Current as of:  8/18/94